CONSENT OF INDEPENDENT AUDITORS
THE NEW ECONOMY FUND:

WE CONSENT TO (A) THE USE IN THIS POST-EFFECTIVE AMENDMENT NO. 21 TO REGISTRATION STATEMENT NO. 2-83848 ON FORM N-1A OF OUR REPORT DATED DECEMBER 24, 1997 APPEARING IN THE FINANCIAL STATEMENTS, WHICH ARE INCLUDED IN PART B, THE STATEMENT OF ADDITIONAL INFORMATION OF SUCH REGISTRATION STATEMENT, (B) THE REFERENCES TO US UNDER THE HEADING "GENERAL INFORMATION" IN SUCH STATEMENT OF ADDITIONAL INFORMATION AND (C) THE REFERENCE TO US UNDER THE HEADING "FINANCIAL HIGHLIGHTS" IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT.

DELOITTE & TOUCHE LLP
LOS ANGELES, CALIFORNIA
JANUARY 23, 1998